UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OCULUS INNOVATIVE SCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Special Stockholders’ Meeting and Proxy Statement	Thursday, December 4, 2014 at 10 a.m.

1129 N. McDowell Blvd.,

Petaluma, California 94954

TABLE OF CONTENTS

Notice of Special Meeting of Stockholders

Proxy Summary	1
General Voting and Meeting Information	1
Voting Methods	1
Voting at the Special Meeting	1
Voting Matters and Board Recommendations	2
Questions and Answers	2

Proposal 1 - Authorized Shares Increase	4
General	4
Effective Date of Authorized Share Increase	5
Background and Reasons for the Authorized Share Increase	5
Material Effects of Proposed Authorized Share Increase	6
Potential Disadvantages of the Authorized Share Increase	7
Potential Consequences that the Authorized Share Increase will Fail to Achieve Desired Effects	7
Procedure for Effecting Authorized Share Increase	8
No Dissenter’s Rights	8
Required Vote	8
Voting Recommendation	8

Security Ownership of Certain Beneficial Owners	9
Stockholders known by Us to Own 5% or More of Our Common Stock	9
Officers and Directors	10

Section 16(a) Beneficial Ownership Reporting Compliance	11

Questions and Answers	12
Stockholder Proposals and Additional Information	12
Proxy Materials and Voting Information	12

Other Matters	14

Notice of Special Meeting of Stockholders

Thursday, December 4, 2014

10:00 a.m., Pacific Time

1129 N. McDowell Blvd., Petaluma, CA 94954

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Oculus Innovative Sciences, Inc., a Delaware corporation (the “Company”) will be held on December 4, 2014 at 10:00 a.m. Pacific Standard Time, at the Company’s principal executive offices located at 1129 N. McDowell Blvd., Petaluma, California 94954, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 30,000,000 shares; and

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on October 17, 2014 are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. For ten days prior to the Special Meeting, a complete list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Company’s principal executive offices, 1129 N. McDowell Blvd., Petaluma, California 94954.

All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote in person, your proxy will be revoked and only your vote in person at the Special Meeting will be counted.

This Proxy Statement and our Annual Report for the fiscal year ended March 31, 2014, are available at http://ir.oculusis.com/annuals.cfm/. You can also access these materials by scanning the QR codes on the last page of this Proxy Statement, or by contacting our Investor Relations department by email at ir@oculusis.com

By Order of the Board of Directors,

Robert Miller
Chief Financial Officer and Corporate Secretary
Petaluma, California October 27, 2014

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all stockholders to vote on the matters described in the accompanying proxy statement. We hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Special Meeting.

Proxy Summary

General Voting and Meeting Information

This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about November 6, 2014, and are to be used at the 2014 Special Meeting of Stockholders on December 4, 2014. It is important that you carefully review the proxy materials and follow the instruction below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the 2014 Special Meeting of Stockholders in person on December 4, 2014, please vote as soon as possible by using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions.

You can vote in advance through one of three ways:

Via the Internet* – Visit the website listed on your proxy card/voting instruction form.

By Telephone* – Call the telephone number listed on your proxy card/voting instruction form.

By Mail – If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions in the notice. Then sign, date, and return your proxy card/voting instruction form in the enclosed envelope.

*If you are a beneficial owner you may vote via the telephone or internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a stockholder of record, Oculus will include instructions on how to vote via internet or telephone directly on your proxy voting card.

Voting at the Special Meeting

Stockholders of record may vote at the Special Meeting. Beneficial owners may vote in person if they have a legal proxy. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2014 Special Meeting:

Proposal	Recommendation
Amendment to Restated Certificate of Incorporation, as Amended, to Effect an Increase in Authorized Shares	FOR
To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 30,000,000 shares.

Questions and Answers

1. What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card enclosed you are designating us as your proxy to cast your votes at the 2014 Special Meeting of Stockholders. We will cast your votes as you indicate on the enclosed proxy card.

Our employees, officers and directors may solicit proxies. We have retained D.F. King & Co., Inc. to solicit proxies for us. We have agreed to compensate D.F. King a fee of $7,500, as well as reimburse $4.50 per incoming/outgoing Stockholder telephone call. We have also agreed to reimburse D.F. King for other reasonable expenses. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable, out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

2. Who is entitled to vote at the 2014 Special Meeting of Stockholders?

Only stockholders who were Oculus Innovative Sciences, Inc. stockholders of record at the close of business on October 17, 2014, (the “Record Date”) may vote at the 2014 Special Meeting of Stockholders. As of the close of business on the Record Date, there were 8,585,302 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3. What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Oculus’ transfer agent, Computershare, Inc., you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, a Proxy Statement, Annual Report and proxy card have been sent directly to you by us.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares of common stock. This Proxy Statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing.

4. What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

5. How will my shares be voted?

To designate how you would like to vote, fill out the proxy card indicating how you would like your votes cast.

If you sign and return the enclosed proxy, but do not specify how to vote, we will vote your shares as follows:

➢	“FOR” Proposal No. 1 to effect the increase in authorized shares

6. Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Special Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Special Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Special Meeting.

7. What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a nominee holding shares of common stock for a beneficial owner, such as a bank or broker, does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker may not have discretion to vote uninstructed shares on the proposals in this Proxy Statement. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker.

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting.

8. What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 8,585,302 shares of our common stock outstanding. Abstentions and broker “non-votes” are counted as present or represented for the purpose of determining the presence of a quorum.

9. What is the vote required for Proposal No. 1 to pass?

The affirmative “FOR” vote of a majority of the shares of common stock cast at the Special Meeting is needed to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 30,000,000 shares. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

We do not know of any other matters that may come before the Special Meeting other than the proposal included herein. If any other matters are properly presented at the Special Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Proposal No. 1 – Authorized Shares Increase

To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 30,000,000 shares.

General

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 30,000,000 shares (the “Authorized Share Increase”).

Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the amendment to the Restated Certificate of Incorporation, as amended, after the date stockholder approval for the amendment is obtained. Upon such action of the Board, the Authorized Share Increase will become effective upon the filing of an amendment to our Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Certificate of Amendment”).

The amendment to our Restated Certificate of Incorporation, as amended, to effect the Authorized Share Increase will not change the terms of our common stock. After the Authorized Share Increase, the par value of our common stock will remain unchanged at $0.0001 per share and shares of common stock will have the same voting rights and will be identical in all other respects to the common stock currently authorized.

Certain of our officers and directors have an interest in this Authorized Share Increase as a result of their ownership of shares of stock of the Company, as discussed in further detail in the section entitled “Security Ownership of Certain Beneficial Owners and Management” set forth below.

Effective Date of Authorized Share Increase

The Authorized Share Increase will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

The text of the form of the Certificate of Amendment relating to this proposal, which we would file with the Secretary of State of the State of Delaware to effect the Authorized Share Increase, is attached to this Proxy Statement as Appendix A.

Background and Reasons for the Authorized Share Increase

We currently have 14,285,715 shares of Authorized Common Stock. As of October 17, 2014, we had 8,585,302 shares of common stock outstanding and have committed to issue 4,818,200 shares of common stock upon the exercise of outstanding stock options and warrants. It is possible that some or all of the currently outstanding options and warrants will not be exercised and the shares of common stock we have reserved to satisfy our obligations under the terms of those securities may never be issued. If options or warrants expire prior to exercise, then the shares we have reserved in the event they are exercised may be used for other purposes. Assuming all options and warrants are exercised, we would have 882,213 shares of common stock available for issuance. The Board believes this number is insufficient for the Company’s needs for the next two to five years.

The Board recommends the Authorized Share Increase for the following reasons:

•	The Board believes we do not currently have enough authorized shares of common stock to raise sufficient funds to carry out our business plan. We have planned to add to our domestic sales force and to further develop new products, particularly in our dermatology product line. The Board believes these initiatives may increase our revenues and re-ignite growth for the Company. Our current cash flow will not provide sufficient capital for these new initiatives and therefore, in order to implement our business plan, we will need to raise capital most likely by selling equity securities. We have engaged an investment banker to assist us with raising capital and we anticipate that, if the Authorized Share Increase is approved by shareholders, we will issue some of the newly authorized shares for fundraising purposes.

If we cannot raise funds to implement our business plan, then we will continue to implement our prior strategy of primarily collaborating with partners to sell our products. Over the last few years, this partnership strategy has resulted in unpredictable and, at times, significant declines in revenue in certain areas such as animal care. We believe our best opportunity for future growth is in developing our own domestic, direct sales force in dermatology. We need to raise funds in order to support a direct sales staff and to continue to build our product pipeline while we are ramping up that segment of our business. The Authorized Share Increase will permit us to raise funds using our equity to support our transition to our new business model.

•	The Board believes that the ability to offer stock options as part of a competitive compensation package is crucial in attracting and retaining the highly skilled officers, directors and employees on which our success relies. Additionally, the Board believes stock options motivate employees to invest their time, talents and energy into the long-term success of the Company more so than if they didn’t have stock options. The Board further believes that granting stock options to directors, officers and employees aligns them with the interests of shareholders.

•	The Board believes that the ability to issue equity securities in the future will allow the Company flexibility in meeting its routine financial obligations, raising capital if needed and/or issuing equity securities to acquire assets or businesses or to engage in strategic collaborations where the transaction might be improved for the Company by issuing equity securities. In the past, we have been able to issue common stock to certain vendors in lieu of cash to preserve capital for other purposes. Having additional authorized shares of common stock will also allow us the flexibility to raise capital, if necessary, in the future or to issue shares for other purposes such as acquiring assets or businesses. If we do not have sufficient authorized shares of common stock available, we will not have the flexibility to issue shares of common stock at a time when the Board believes the market conditions are optimal and we might miss an opportunity to make an acquisition while we go through the process of obtaining shareholder approval for an increase at the time an acquisition is identified. Having sufficient authorized shares of common stock will permit us to act quickly in situations where issuing shares of common stock would be in the best interests of the Company and its shareholders.

Material Effects of Proposed Authorized Share Increase

The amendment to our Restated Certificate of Incorporation, as amended, to effect the Authorized Share Increase will not change the terms of our common stock. After the Authorized Share Increase, the par value of our common stock will remain unchanged at $0.0001 per share and shares of common stock will have the same voting rights and will be identical in all other respects to the common stock currently authorized. Immediately following the Authorized Share Increase, we will continue to have the same number of stockholders and we will still be subject to the periodic reporting requirements of the Exchange Act.

The Authorized Share Increase will permit us to issue 15,714,285 additional shares of common stock or other securities that could be converted into common stock such as options, warrants, preferred stock or debt over our current limit of 14,285,715. To the extent that we issue new shares of common stock, or additional shares are issued based upon the exercise of newly issued options or warrants, the ownership percentage of each share will decrease. This dilution may have the effect of reducing our stock price.

We have engaged an investment banking firm to assist us in raising capital. If the Authorized Share Increase is approved by shareholders, we intend to proceed with raising capital. However, there is no guarantee we will be successful or will find capital on terms we deem acceptable.

The remainder of the Authorized Share Increase will remain generally available to be issued as compensation and for other purposes such as future financings, acquisitions of assets or strategic collaborations, when needed and advisable.

The Authorized Share Increase will affect the shares of all of our stockholders uniformly. To the extent that the Authorized Share Increase has the potential to dilute the ownership percentage of shares, it does so to the same extent for all stockholders.

Potential Disadvantages of the Authorized Share Increase

Although the Authorized Share Increase will not in and of itself cause dilution to existing shareholders, we intend to use a portion of the Authorized Share Increase to issue shares in the near future to raise capital to support our new business plan. The issuance of such shares will cause the ownership percentage of each shareholder to decrease. Additionally, we anticipate issuing additional options as compensation, which have the potential to cause dilution in the future if such options are exercised.

The effect of the Authorized Share Increase on the market price of our common stock cannot be predicted. Many factors affect the price of our common stock including our financial performance, product performance and new product introductions and the overall stock market’s performance. While it is possible that approval of the Authorized Share Increase may cause concern among shareholders and investors about the potential for shareholder dilution and that may, in turn, cause our stock price to decline, we believe the actual impact of the Authorized Share Increase cannot be isolated from other factors affecting our stock price and that makes future predictions of stock price impossible.

Potential Consequences that the Authorized Share Increase Will Fail to Achieve the Desired Effects

Even if the Authorized Share Increase is approved, we may not achieve the desired results.

Our current fundraising efforts may not provide us with the cash proceeds necessary to grow our business. If we are unable to raise enough capital to meet our current and immediate future needs, we may need to engage in additional financings with undesirable terms or revert back to our original business plan of primarily using partners to develop and market our products.

Offering equity compensation may not attract or motivate the directors, officers, employees and consultants we need to drive the success of our business. If our stock is not attractive as compensation, we may need to increase the cash portions of our compensation, which could have a negative impact on our results of operation, our capital resources and our business.

We may not be able to engage in future financings when needed that are at terms acceptable to us or at all. If we are unable to raise capital through sale of our stock, we will need to find additional sources of funding and revenue on terms that are not desirable or scale back our business operations. If we are unable to obtain the working capital we need, our business may fail to grow or may fail entirely.

Procedure for Effecting Authorized Share Increase

If the Authorized Share Increase is approved by our stockholders, and if at such time the Board determines it is in the best interests of our Company and our stockholders to effect the Authorized Share Increase, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors deems appropriate to effect the Authorized Share Increase. The Board of Directors may delay effecting the Authorized Share Increase without re-soliciting stockholder approval. The Authorized Share Increase would become effective at such time as the Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Amendment, all of our existing common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective date of the Authorized Share Increase, stockholders will be notified that the Authorized Share Increase has been effected.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to our Restated Certificate of Incorporation, as amended, to effect the Authorized Share Increase, and we do not intend to independently provide stockholders with any such right.

Required Vote

The affirmative vote of the majority of the shares of common stock cast at the Special Meeting is needed to approve this Proposal 1.

Voting Recommendation:

Our Board of Directors unanimously recommends a vote “FOR” the proposal to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 30,000,000 shares.

Forward Looking Statements Disclaimer

Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to the risks described in our Annual Report on Form 10-K filed on June 30, 2014 and available at www.sec.gov. The words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” “should,” “likely,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy and similar matters are forward-looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date as of which such statement was made.

Security Ownership of Certain Beneficial Owners

The following tables sets forth certain information as of October 17, 2014, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially 5% or more of our common stock, (2) each of our Named Executive Officers listed in the Summary Compensation Table, (3) each of our current directors and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 17, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Stockholders Known by Us to Own 5% or More of Our Common Stock

Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Shares Beneficially Owned[1]
Sabby Healthcare Volatility Master Fund, Ltd.[2] c/o Ogier Fiduciary Services (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands	495,800[3]	5.8%

(1)	On October 17, 2014, we had 8,585,302 shares of common shares issued and outstanding. Amounts listed have been adjusted to reflect a 1-for-7 reverse split, effective April 1, 2013.

(2)	Sabby Management, LLC is a Delaware limited liability company. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd., a Cayman Islands company. Sabby Management, LLC, in its capacity as investment advisor to Sabby Healthcare Volatility Master Fund, Ltd., may be deemed to be the beneficial owner of the shares held by Sabby Healthcare Volatility Master Fund, Ltd. Hal Mintz, in his capacity as manager of Sabby Management, LLC, may be deemed to be the indirect beneficial owner of the shares held by Sabby Healthcare Volatility Master Fund, Ltd.; however, he disclaims beneficial ownership over the securities.

(3)	We relied, in part, on Amendment No. 1 to the Schedule 13G filed jointly with the SEC on January 7, 2014, by Sabby Healthcare Volatility Master Fund, Ltd., Sabby Management, LLC, and Hal Mintz. Sabby Healthcare Volatility Master Fund, Ltd. beneficially owns 337,100 shares of the Issuer's common stock (Common Stock), and (ii) Sabby Management, LLC and Hal Mintz each beneficially own 495,800 shares of the Common Stock. Sabby Management, LLC and Hal Mintz do not directly own any shares of Common Stock, but each indirectly owns 495,800 shares of Common Stock. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 495,800 shares of Common Stock because it serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., each a Cayman Islands company. Mr. Mintz indirectly owns 495,800 shares of Common Stock in his capacity as manager of Sabby Management, LLC.

Officers and Directors

Name and Address of Beneficial Owner[1]	Nature of Beneficial Ownership	Shares Owned	Shares-rights to acquire[2]	Total Number	Percentage of Shares Beneficially Owned[3]
Jim Schutz[4]	President, Chief Executive Officer, and Director	14,600	169,994	184,594	2.1%
Robert Miller[5]	Chief Financial Officer	10,429	146,699	157,128	1.8%
Bruce Thornton[6]	Executive Vice President of International Operations and Sales	0	106,172	106,172	1.2%
Sharon Barbari[7]	Director	0	190	190	*
Russ Harrison[8]	Director	0	11,938	11,938	*
Jerry McLaughlin[9]	Lead Independent Director	0	36,478	36,478	*
Jay Birnbaum[10]	Director	0	86,879	86,879	1.0%
Directors and Officers as a group		25,029	558,350	583,379	6.4%

* less than 1.0%

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954.

(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable, or currently vested or that will vest, within 60 days of October 17, 2014.

(3)	On October 17, 2014, we had 8,585,302 shares of common shares issued and outstanding. Amounts listed have been adjusted to reflect a 1-for-7 reverse split, effective April 1, 2013.

(4)	Mr. Schutz is our President and Chief Executive Officer. He is also a member of our Board of Directors. Mr. Schutz beneficially owns 14,600 shares of common stock and 169,994 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of October 17, 2014.

(5)	Mr. Miller is our Chief Financial Officer. Mr. Miller beneficially owns 10,429 shares of common stock, which includes 8,572 shares held by The Miller 2005 Grandchildren’s Trust, for which Mr. Miller and his wife, Margaret I. Miller, are the trustees. Mr. Miller and Ms. Miller share voting and dispositive control over the shares held by The Miller 2005 Grandchildren’s Trust. Mr. Miller also beneficially owns 146,699 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of October 17, 2014.

(6)	Mr. Thornton is our Executive Vice President of International Operations and Sales. Mr. Thornton beneficially owns 0 shares of common stock and 106,172 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of October 17, 2014.

(7)	Ms. Barbari was appointed to our Board of Directors on March 26, 2014. She beneficially owns 0 shares of common stock and 190 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of October 17, 2014.

(8)	Mr. Harrison was appointed to our Board of Directors on February 26, 2014. He beneficially owns 0 shares of common stock and 11,938 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of October 17, 2014.

(9)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 0 shares of common stock and 36,478 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of October 17, 2014.

(10)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 0 shares of common stock and 86,879 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of October 17, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2014.

Questions and Answers

Below you will find general information on Stockholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Stockholder Proposals and Additional Information

As disclosed in the Company’s proxy statement for its 2014 Annual Meeting dated September 10, 2014:

How do I submit a Stockholder Proposal to be Included in the Proxy Statement?	Who Presents the Proposal at the Meeting?

You must submit your proposal to our Secretary no later than April 3, 2015 – 120 calendar days before the anniversary of our 2014 Annual Proxy Statement mailing. This is to comply with Rule 14a-8 under the 1934 act.

The Stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2015 Annual Meeting of Stockholders to present the proposal.

What if the date of the 2015 Annual Meeting is significantly different?	How Should I Send my Proposal?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

• 90 days prior to the Annual Meeting, OR

• 7 days following the first public announcement of the Annual Meeting date

Please send your proposal to our Secretary at:

Oculus Innovative Sciences
Attn. Bob Miller
1129 North McDowell Blvd.
Petaluma, California 94954

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.	A brief description of the proposed business
2.	The text of the proposal
3.	Reasons for conducting the business at the meeting
4.	Name and address (as they appear on our books) of the stockholder proposing such business
5.	The beneficial owner (if any) on whose behalf the proposal is made
6.	Any material interest of the stockholder in such business
7.	Any other information required by proxy proposal submission rules of the SEC

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in July of each year, by notifying us in writing at: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, or by contacting us at (707) 283-0550. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (707) 283-0550, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the Special Meeting. If any other business is properly brought before the 2014 Special Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Special Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Robert Miller
Chief Financial Officer and Corporate Secretary

Petaluma, California
October 27, 2014

Stockholders may make requests in writing for additional copies of this Proxy Statement or a copy of our 2014 Annual Report on Form 10-K as filed with the SEC on June 30, 2014, to our Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. The request must include a representation by the stockholder that as of October 17, 2014, the stockholder was entitled to vote at the 2014 Special Meeting. The Notice of Special Meeting, Proxy Statement, and our 2014 Annual Report on Form 10-K are also available at www.oculusis.com.

Thank You

for being a shareowner of Oculus Innovative Sciences, Inc.

Learn more at http://ir.oculusis.com/

Our 2014 Annual Meeting Proxy Statement	Our 2014 Annual Report	Our Company Website	Our NASDAQ Listing

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

OF

OCULUS INNOVATIVE SCIENCES, INC.

Oculus Innovative Sciences, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that:

FIRST: The Original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 20, 2006 under the name OIS Reincorporation Sub, Inc. On December 15, 2006, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Merger pursuant to with Oculus Innovative Sciences, Inc., a California Corporation, merged with and into the Corporation with the Corporation surviving such merger. On January 30, 2007, the Corporation filed the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Restated Certificate of Incorporation was amended by filing a certificate of Amendment on October 22, 2008 and on March 22, 2013.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment of the Corporations Restated Certificate of Incorporation, as amended, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Subsection A of Article FOURTH of the Restated Certificate of Incorporation, as amended, of this Corporation be hereby amended to replace Subsection A in its entirety and to read:

A.	Authorized Stock. The Corporation is authorized to issue two classes of stock to be designated respectively Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). Effective December 4, 2014, the total number of shares of all classes of capital stock the Corporation shall have authority to issue is thirty million seven hundred fourteen thousand two hundred eighty six (30,714,286). The total number of shares of Preferred Stock the Corporation shall have the authority to issue is seven hundred fourteen thousand two hundred eighty six (714,286). The total number of shares of Common Stock the Corporation shall have the authority to issue is thirty million (30,000,000). The Preferred Stock and the Common Stock each shall have a par value of one one-hundredth of one cent ($0.0001) per share. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to the provisions established by the Board of Directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

Effective 5:00 pm Eastern Time on March 29, 2013 (such time, on such date, the “Effective Time”), the Company, the Corporation effected a one-for-seven reverse split whereby each seven (7) shares of the Corporations Common Stock, $0.0001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) was automatically, without further action on the part of the Corporation or any holder of Old Common Stock, was reclassified, combined, converted and changed into on (1) fully paid and nonassessable share of common stock, $0.0001 par value per share (the “New Common Stock”), subject to the treatment of fractional interests as described below. The conversion of the Old Common Stock into New Common Stock will be deemed to have occurred at the Effective Time. At the Effective Time, the number of authorized shares of the Corporation’s Preferred Stock and Common Stock was proportionally decreased by a ration of 1:7; From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to the reverse split. No fractional shares were issued and all fractional shares that would have resulted from the reverse split were rounded up to the nearest whole share of New Common Stock.

THIRD: That thereafter, pursuant to resolution of the Corporation’s Board of Directors, a special meeting of the shareholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on December 4, 2014, at which the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

In WITNESS WHEREOF, Oculus Innovative Sciences, Inc. has caused this Certificate to be signed by its duly authorized officer this day of December, 2014.

OCULUS INNOVATIVE SCIENCES, INC.

By: _________________
Jim Schutz
President and Chief Executive Officer

Sample Proxy Card

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OCULUS INNOVATIVE SCIENCES, INC. ATTN: MATT HAYASHI 1129 N. MCDOWELL BLVD. PETALUMA, CA 94954

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:
		For	Against	Abstain
1.	To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.001 par value per share, to 30,000,000 shares.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature (PLEASE SIGN WITHIN BOX)	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com:

OCULUS INNOVATIVE SCIENCES, INC.

Special Meeting of Stockholders

December 4, 2014 at 10:00 AM

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby authorizes Robert Miller or Jim Schutz, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Oculus Innovative Sciences, Inc. (the "Company") to be held at the Company's executive offices located at 1129 N. McDowell Blvd., Petaluma, California 94954 on Thursday, December 4, 2014 at 10:00 a.m. Pacific Standard Time, or at any adjournment or postponement thereof, and instructs said Proxies to vote as follows.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side